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                                                                  EXHIBIT 99.01


                          CHOICE HOTELS HOLDINGS, INC.


                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)


                                        BALANCE AT      CHARGES TO                      BALANCE AT
                                        BEGINNING         PROFIT                            END
              DESCRIPTION               OF PERIOD        AND LOSS       WRITE-OFFS      OF PERIOD
--------------------------------------  ----------      ----------      ----------      ----------
Three months ended August 31,
  1996 (Unaudited)
  Allowance for doubtful accounts.....    $4,825          $1,032          $   (75)        $5,782
                                          ======          ======          =======         ======
Year ended May 31, 1996
  Allowance for doubtful accounts.....    $4,202          $  974          $  (351)        $4,825
                                          ======          ======          =======         ======
Year ended May 31, 1995
  Allowance for doubtful accounts.....    $8,950          $  906          $(5,654)        $4,202
                                          ======          ======          =======         ======
Year ended May 31, 1994
  Allowance for doubtful accounts.....    $6,982          $3,360          $(1,392)         $8,950
                                          ======          ======          =======         ======